                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant:                         [X]
Filed by a Party other than the Registrant:  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                            Alliance Resources PLC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            ALLIANCE RESOURCES PLC
                      Kingsbury House, 15-17 King Street
                                London SW1Y 6QU

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 5, 1999

                            To the Shareholders of
                            Alliance Resources PLC:

     This is your notice that the Ninth Annual General Meeting of Alliance Resources PLC, a public limited company organized under the laws of England and Wales (the "Company"), will be held on Friday, March 5, 1999, beginning at 9:00 a.m., United Kingdom time, at the offices of the Company, Kingsbury House, 15-17 King Street, London SW1Y 6QU, to transact the following business:

     Ordinary Resolutions

          1. To receive and adopt the report of the Directors and the audited financial statements for the year ended April 30, 1998.

          2. To re-elect Michael Humphries as a Director of the Company, who was appointed since the last Annual General Meeting.

          3. To appoint KPMG Audit Plc auditors to hold office until the conclusion of the next general meeting at which accounts are laid before the Company at a remuneration to be fixed by the Directors.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Please sign, date and mail the enclosed proxy card promptly in the postage-paid envelope that has been provided to you for your convenience. To be valid, the enclosed proxy card must be completed, signed and returned so that it arrives at the Company's registrars not later than 9:00 a.m. on March 3, 1999.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. If you should attend and be present at the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Francis M. Munchinski
                                       Assistant Secretary


Tulsa, Oklahoma
February 10, 1999

                            ALLIANCE RESOURCES PLC
                      Kingsbury House, 15-17 King Street
                                London SW1Y 6QU

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 5, 1999


     Alliance Resources PLC, (the "Company") is delivering this proxy statement to its shareholders of record in the United States and Canada in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual General Meeting of the Company to be held on Friday, March 5, 1999 (the "Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of the director nominee named in this Proxy Statement pursuant to Proposal 2 set forth in the Notice, in favor of Proposal 1 and Proposal 3 set forth in the Notice, and the proxies will use their discretion with respect to any matters referred to in Proposal 4 set forth in the Notice.

     Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with ordinary shares registered in their names, be requested to forward solicitation material to the beneficial owners of such ordinary shares.

     The cost of preparing, printing, assembling, and mailing the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of ordinary shares of the Company (the "Shares") and other costs of solicitation, will be borne by the Company.

     Any shareholder giving a proxy may revoke it at any time, provided written notice of such revocation is received by the Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Shareholders attending the Meeting may revoke their proxies and vote in person. Mere attendance at the Meeting will not of itself revoke the proxy.

     This Proxy Statement and accompanying form of proxy are being mailed on or about February 10, 1999. The Company's proxy statement, dated July 13, 1998 (the "July 13 Proxy Statement") includes all the information required in an Annual Report, including financial statements, for the fiscal year ended April 30, 1998, and the July 13 Proxy Statement has been previously sent to the Company's shareholders in the U.S. and Canada or accompanies this Proxy Statement. If, however, you would like another copy of the July 13 Proxy Statement, the Company will provide you with a copy, without charge, upon written or oral request to the Company to the attention of Bree M. Stewart, at the Company's U.S. Corporate offices at 4200 East Skelly Drive, Suite 1000, Tulsa, Oklahoma 74135, or by telephone at (918) 491-1100.

                               QUORUM AND VOTING

     To be valid, the enclosed proxy card must be completed, signed and returned so that it arrives at the Company's registrars not later than 9:00 a.m. on March 3, 1999, which is also the record date for determining shareholders entitled to vote at the meeting. As of February 1, 1999, there were 47,487,142 ordinary shares and 10,000,000 convertible restricted voting shares of the Company issued and outstanding. The presence of two persons entitled to vote on the business to be transacted, each being a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation that is a shareholder, is necessary to constitute a quorum at the meeting. Shares represented by proxies marked "abstain" and broker non-votes are not considered present at the meeting and are not counted towards a quorum. In deciding all questions, a holder of ordinary shares will be entitled to one vote, and a holder of convertible restricted voting shares will be entitled to one-half of a vote, in person or by proxy, for each share in the shareholder's name on the record date. Shareholders have no cumulative voting rights.

     In order to be elected as a director, the nominee must receive the affirmative vote of a majority of the votes of those persons present at a meeting at which there is a quorum. Approval of each of the other matters requires the affirmative vote of at least a majority of the votes present at the meeting and entitled to vote on, and voted for or against, such matter. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any proposal.

     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for action by the shareholders at this meeting. However, if other proper matters are brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holders.

           PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information, as of February 1, 1999, with respect to the beneficial ownership of Shares (i) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to the Company to own beneficially more than 5% of the outstanding Shares,
(ii) by each director of the Company, including executive directors, of the Company named in the Summary Compensation Table, and (iii) by all directors, including executive directors, of the Company as a group. Except as otherwise indicated, each of the persons named below is believed by the Company to possess sole voting and investment power with respect to the Shares beneficially owned by such person.

Name and Address of                                                               Shares Owned         Percent Owned
Beneficial Owner(1)                                                               Beneficially         Beneficially
------------------                                                               ---------------       -------------
John A. Keenan...................................................................   1,390,000(2)                2.6%
Paul R. Fenemore.................................................................     870,000(3)                1.7%
Michael E. Humphries.............................................................           -                     -
William J.A. Kennedy.............................................................       4,125                     *
M. Philip Douglas................................................................      99,583                     *
John R. Martinson................................................................     778,987(4)                1.5%
Christopher R.L. Samuelson.......................................................           -                     -
Enron Reserve Acquisition Corp. (5)..............................................   3,239,708                   6.2%
LaSalle Street Natural Resources Corporation(6)..................................   7,179,519                  12.3%
EnCap Equity 1996 Limited Partnership(7).........................................  11,250,000                  21.4%
Energy Capital Investment Company PLC(8).........................................   3,750,000                   7.1%
EnCap Investments L.C.(9)........................................................  15,545,454                  29.6%
All Directors, including executive directors, of Alliance as a group
  (7 persons) (2), (3), (4)......................................................   3,972,695                   5.7%

--------------------
*    Less than 1%

(1) All of the Company's directors may be contacted at Kingsbury House, 15-17 King Street, London SW1Y 6QU.

(2) Includes options to purchase 1,290,000 Shares granted pursuant to the Company's executive share option plans.

(3) Consists of options to purchase 870,000 Shares granted pursuant to the Company's executive share option plans.

(4) Includes presently exercisable warrants to purchase 374,877 Shares held by Wood Roberts, Inc., a corporation under the control of Mr. Martinson and presently exercisable warrants to purchase 218,334 Shares held by Wood Roberts, LLC, a Texas limited liability company 50% owned by Mr. Martinson.

(5) The address of Enron Reserve Acquisition Corp. is 1400 Smith Street, Houston, Texas 77002.

(6) Consists of 1,500,000 Shares, convertible loan notes and immediately exercisable warrants convertible into or exercisable for 2,404,519 Shares issued to an affiliate of Bank of America and warrants to purchase 3,275,000 Shares at a price of 1p per share. The address of LaSalle Street Natural Resources is 231 S. LaSalle Street, Chicago, Illinois 60697.

(7) The address of EnCap Equity 1996 Limited Partnership is 1100 Louisiana, Suite 3150, Houston, Texas 77002. EnCap Equity 1996 Limited Partnership shares voting and dispositive power with EnCap Investments L.C., its general partner.

(8) The address of Energy Capital Investment Company PLC is c/o Aberdeen Asset Management, 1 Bow Churchyard, Cheapside, London EC4M 9HH, England. Energy Capital Investment Company PLC shares dispositive and voting power over these shares with EnCap Investments L.C.

(9) The address of EnCap Investments L.C. is 1100 Louisiana, Suite 3150, Houston, Texas 77002. EnCap Investments L.C. shares dispositive and voting power over 15,000,000 of these shares with EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC.

     In addition to the interests set out above, John A. Keenan is interested in 45,000 Shares held in the name of Diamond Securities Limited and 102,500 Shares held in the name of Havensworth Limited by virtue of having proxy over the voting rights attached to these Shares pending their sale, as required by a settlement of legal proceedings with the former Managing Director of the Company in August 1996.

             RECEIPT AND ADOPTION OF AUDITED FINANCIAL STATEMENTS
                                 (Proposal 1)

     Under U.K. law, each company is required to present at a shareholders' meeting copies of the company's audited annual financial statements, a report of the directors and the report of the auditors on those financial statements. Copies of the Company's audited financial statements for the year ended April 30, 1998 were mailed to shareholders on September 22, 1998 and a copy will be presented at the meeting. Shareholders are being asked to adopt the financial statements. Adoption merely means that the shareholders acknowledge that the financial statements have been distributed and presented at the meeting; it does not in anyway waive or limit any rights shareholders may have with respect to the financial statements. Because adoption of the financial statements is a routine item for U.K. companies, the Board of Directors has not considered any course of action if the financial statements are not approved.

                             ELECTION OF DIRECTORS
                                 (Proposal 2)

General

     The Board of Directors' nominees for the office of director is Michael Humphries. Mr. Humphries is currently a director of the Company. Directors are elected for a three-year term. Christopher Samuelson, whose term as director expires at the Annual General Meeting, will not be standing for re-election.

Executive Directors and Non-executive Directors

     The names, current ages and positions of the Non-executive Directors and Executive Directors of the Company and the annual general meeting at which their respective terms of office will expire (assuming, in the case of Mr. Humphries, that he is elected) are as follows:

            Name                           Age                                        Position
            ----                           ---                                        --------
John A. "Jak" Keenan......................  44                             Chairman and Managing Director

Paul R. Fenemore..........................  43                      Operations and Business Development Director

Michael E. Humphries......................  42                    Non-executive Director (Interim Finance Director)

William J. A. Kennedy.....................  59                Non-executive Director (Chairman of the Audit Committee)

M. Philip Douglas.........................  59             Non-executive Director (Chairman of the Remuneration Committee)

John R. Martinson.........................  63                                 Non-executive Director

Christopher R.L. Samuelson................  52                                 Non-executive Director


Business Histories of Executive Directors and Non-Executive Directors

Executive Directors

     John A. "Jak" Keenan is the Chairman and Managing Director of Alliance. He is a U.S. citizen and a doctor of law. He has worked in the oil industry since 1976 and was successively first vice president of corporate development, chief operating officer and director and president of the oil and gas division of Great Western Resources, Inc. He resigned his position at Great Western Resources, Inc. in August 1995 and accepted a position at the law firm of Jenkens & Gilchrist in Houston, Texas, where he specialized in oil and gas transactions. In February 1996, Mr. Keenan left Jenkens & Gilchrist to assume a role overseeing Alliance's U.S. operations. He was elected a director of Alliance in April 1996 and appointed Managing Director in May 1996 and Chairman in December 1997. Mr. Keenan has been involved in the oil and gas business for over 22 years.

     Paul R. Fenemore is the Operations and Business Development Director of Alliance. He is a citizen of the United Kingdom and he has a B.S. degree in combined science and a M.S. degree in marine geotechnics. He has extensive experience in detailed technical and economic evaluations of exploration and oil field appraisal and development projects and project management and has held several technical and senior management positions with Gulf Oil Corporation, Amoco Europe and West Africa Limited, Amerada-Hess UK Limited, Hamilton Brothers
(UK) Limited, CSX Oil and Gas Corporation, Cairn Energy PLC and Hunting Surveys Limited. From January 1993 until December 1995, Mr. Fenemore served as Managing Director of Spectron Petroleum Limited, a petroleum consulting company. Mr. Fenemore also served as director of Anglo Resources Limited, an oil and gas exploration and development company, from January 1993 until December 1994. Mr. Fenemore was appointed to the Board in May 1996 as Operations and Business Development Director. Mr. Fenemore has been involved in the oil and gas business for over 21 years.

Non-executive Directors

     Michael E. Humphries is an non-executive Director of Alliance and was recently appointed the Interim Finance Director of Alliance. He resides in the United States and is a citizen of the United Kingdom. Having begun his career at Britoil Plc, he has spent 16 years working in the international oil and gas arena and since February 1996 has been a Senior Vice President of Rothschild Natural Resources, LLC, an affiliate of N.M. Rothschild & Sons Limited, based in Washington D.C., where he has responsibility for Rothschild's oil and gas activities in North America. From January 1994 until May 1995, Mr. Humphries served in a position with NatWest Markets, and from May 1995 until December 1995, served as a consultant to Petroleum Finance Company. He joined the Board of Alliance in December 1997 and was appointed Interim Finance Director in November 1998.

     William J. A. Kennedy is a non-executive Director of Alliance. He is a Canadian citizen. After 25 years experience in the investment industry he became vice president of a major conglomerate, Crownx, Inc. For the past nine years he has operated a management consulting service under his own name and sits on the board of two public Canadian companies, Aur Resources, Inc. and AVL Information Systems, Inc. Since June 1998, he has also served as Chief Executive Officer of Lax Technologies, Inc., a private manufacturing company.
He joined the board of Alliance in January 1994.

     M. Philip Douglas is a non-executive Director of Alliance. He was a director and head of international investment at Morgan Grenfell for 16 years and was a director of G T Management. Mr. Douglas was a director of Unimed plc, a pharmaceutical research and development company, from June 1994 until January 1998. He also has a number of other non-executive directorships in public and private companies. He joined the board of Alliance in November 1993.

     John R. Martinson is a non-executive Director of Alliance. He is a U.S. citizen. He was a director of LaTex from May 1995 until April 1997, having served as a consultant to that Company since 1994. He is managing director of Wood Roberts, LLC, where he has been engaged in financial consulting since January 1989. From 1973 to 1988 Mr. Martinson was an independent oil and gas entrepreneur. Previously, he was with Kidder Peabody & Co., Oppenheimer & Co. and Mobil Corporation. He joined the board of Alliance in May 1997.

     Christopher R. L. Samuelson joined the Board as a non-executive director in April 1996. He has an extensive background in investment management and banking and currently holds the position of Group Chief Executive of Valmet, a large international trust company with whom he has been associated for the last twelve years. He also holds a wide number of directorships around the world. Mr. Samuelson is a citizen of the United Kingdom.

     Directors are elected by the shareholders of Alliance and hold office until their earlier death, resignation, retirement, disqualification or removal. The directors may at any time appoint additional directors who will hold office until the next annual general meeting of Alliance, when they will be eligible for re-election. One-third of the non-executive directors retire from office at each annual general meeting of Alliance but are eligible for re-election. The Board may appoint any director to the office of Managing Director or other executive office upon such terms and for such period as they think fit.

     No family relationships exist among the directors or executive officers of Alliance or its subsidiaries.

     Except as indicated above, none of the directors of the Company is a director of any other company that has a class of securities registered pursuant to Section 12 of the Exchange Act, or that is subject to the requirements of
Section 15(b) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Other Key Employees and their Business History

     In addition to the Executive Directors, the Company employs two senior executives. The names, current ages and positions of these other key employees are as follows:


         Name                      Age                   Position
         ----                      ---                   --------
Francis M. Munchinski               44                General Counsel
Robert E. Schulte                   40                  Controller

     Francis M. Munchinski is the General Counsel of Alliance. He is a U.S. citizen and a doctor of law. Prior to joining the Company in June 1998, he was a shareholder at the law firm of Jenkens & Gilchrist in Dallas, Texas where he specialized in oil and gas law for over 13 years. Mr. Munchinski has been involved in the oil and gas business for over 18 years.

     Robert E. Schulte is the Controller of Alliance. He is a U.S. citizen and has a B.S. degree in accounting. He has worked in the oil and gas industry since 1981 in both domestic and international arenas. He has held management positions with Bow Valley Petroleum, Kelt Energy, Great Western Resources and Apache Corporation before joining Alliance in September 1997.

Committees of the Board of Directors

     The Board has established standing committees. The Remuneration Committee is composed of Messrs. Douglas (chairman), Samuelson and Martinson. It reviews the remuneration and option arrangements of Alliance's management in light of their performance and the performance of the Company. During the twelve months ended April 30, 1998, the Remuneration Committee met twice. The Audit Committee is composed of Messrs. Kennedy (chairman), Douglas and Martinson. It is responsible for ensuring that the Company's financial records are properly maintained and reported on and recommending the independent auditors to the shareholders. During the twelve months ended April 30, 1998, the Audit Committee met twice.

     The Board of Directors of the Company held nine meetings during the fiscal year ended April 30, 1998. During such fiscal year, all of the directors attended 75% or more of the meetings of the Board of Directors and the committees on which they served, except that Mr. Samuelson attended only two of the meetings of the Board of Directors.

Employment Agreements

     Each of Messrs. Keenan and Fenemore have entered into Executive Service Agreements with Alliance providing for his employment in his current capacity for an initial fixed term of two years beginning October 15, 1996 and September 20, 1996, respectively, and having automatic extensions of the initial term for additional two-year periods unless written notice of either party's intention not to extend has been given to the other party at least three months prior to the expiration of the then effective two-year period of employment, provided that the executive may at any time terminate his employment by giving a minimum of three months notice. If the executive's employment terminates for any reason other than the executive's breach of the agreement, disability or malfeasance, Alliance must pay the executive an amount equal to twice the annual salary, bonuses and benefits paid to the executive. Upon the involuntary termination of the executive's employment without cause or voluntary termination by the executive after a change in his office location, his responsibilities or reduction in compensation following a change in control of Alliance, the executive is entitled to the payment of one lump sum of cash in an amount equal to two and a half times the annual salary, bonus and benefits paid to the executive.

     The annual salary under each agreement is $180,000 for Mr. Keenan and (Pounds)100,000 for Mr. Fenemore, plus any bonuses or other compensation determined by Alliance's Board of Directors in its discretion.

Compensation of Directors

     The compensation of the non-executive directors is reviewed by the Board of Directors from time to time to ensure that this compensation is in line with current market practice. Under Alliance's Articles of Association, shareholders determine the maximum aggregate amount payable by way of fees to directors and this maximum amount is currently fixed at (Pounds)100,000 per year. During the twelve months ended April 30, 1998, the following directors were paid the indicated fees for their services as directors: Mr. Douglas $16,722, Mr. Kennedy $16,722, Mr. Samuelson $12,542, Mr. Martinson $12,542 and Mr. Humphries $0.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                 (Proposal 3)

     The Board of Directors recommends that its appointment of the firm of KPMG Audit Plc LLP as the auditors of the Company for the fiscal year April 30, 1999, be ratified. KPMG Audit Plc previously served as the Company's independent auditors for the fiscal years ended April 30, 1997 and April 30, 1998. The Company is advised that no member of KPMG Audit plc has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of such firm is expected to be present at the meeting, will be available to answer questions and will be afforded an opportunity to make a statement if he or she so desires.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Managing Director, John A. Keenan and each of the other most highly compensated executive officers who earned at least $100,000 in salary and bonus in fiscal 1998 (the "Named Executives"):

                           Summary Compensation Table

                                                                                     Long Term
                                                       Annual Compensation         Compensation
                                                      ---------------------        -------------
                                                                                     Securities
                                                                                     Underlying             All Other
Name and Principal Position         Fiscal Year       Salary ($)  Bonus ($)       Options/SARs (#)       Compensation ($)
---------------------------         -----------       ----------  ---------       ----------------       ----------------
John A. Keenan....................  1998                174,500     30,000                 400,000                107,103
  Managing Director(1)              1997                150,333         --                 150,000                  5,061
                                    1996                     --         --                      --                     --
Paul R. Fenemore..................  1998                164,990     20,000                 200,000                  8,361
  Operations and Business           1997                142,789         --                  25,000                     --
  Development Director(2)           1996                     --         --                      --                     --
H. Brian K. Williams..............  1998                142,136     10,000                  50,000                 21,322
  Finance Director(3)               1997                144,751         --                  62,500                  7,757
                                    1996                     --         --                      --                     --

(1) Mr. Keenan assumed his position with Alliance on May 22, 1996. Amounts shown under All Other Compensation in 1998 represent relocation expenses.

(2)  Mr. Fenemore assumed his position with Alliance on May 21, 1996.

(3) Mr. Williams assumed his position with Alliance on June 5, 1996 and resigned his position on November 9, 1998. Amounts shown under All Other Compensation represent Company contributions to a pension plan.

                      Options Grants in Last Fiscal Year

     The following table sets forth all individual grants of options to the Named Executives of the Company during the fiscal year ended April 30, 1998.

                                                                                                            Potential Realizable
                                                                                                              Value at Assumed
                                                                                                            Annual Rates of Stock
                                                                                                             Price Appreciation
                                     Individual Grants                                                         For Option Term
----------------------------------------------------------------------------------------------------      ------------------------
                                                      % Of Total
                                    Securities          Options
                                    Underlying        Granted to         Exercise or
                                     Options         Employees in          Base           Expiration
Name                                Granted(#)        Fiscal Year        Price(1)($)         Date            5% ($)        10% ($)
-----                               ----------       -------------       -----------      ----------      ---------      ---------
John A. Keenan....................     400,000             59%               .54             2/2/08        $124,521       $191,061
  Managing Director
Paul R. Fenemore..................     200,000             30%               .54             2/2/08        $ 51,884       $ 79,609
  Operations and Business
  Development Director
H. Brian K. Williams..............      50,000              7%               .54             2/2/08        $ 20,754       $ 31,844
  Finance Director

(1) Represents the price of the ordinary shares upon their suspension of trading on the London Stock Exchange on April 28, 1998.

                         Fiscal Year End Option Values

     Shown below is information with respect to the Named Executives of the Company regarding option exercises during the fiscal year ended April 30, 1998, and the value of unexercised options held as of April 30, 1998.

                                  Number of Securities Underlying
                                        Unexercised Options                Value of Unexercised In-the-Money
                                        at April 30, 1998                     Options at April 30, 1998
                                  -------------------------------          ----------------------------------
           Name                   Unexercisable      Exercisable           Unexercisable         Exercisable
           ----                   -------------    --------------          -------------       --------------
John A. Keenan...................       550,000           --                     --                  --
  Managing Director
Paul R. Fenemore.................       225,000           --                     --                  --
  Operations and Business
  Development Director
H. Brian K. Williams.............       112,500           --                     --                  --
  Finance Director

Compensation Committee Report on Executive Compensation

     The members of the Remuneration Committee of the Company's Board of Directors are appointed by the Board of Directors. The Company's Remuneration Committee annually determines the compensation of the Company's executive directors after discussions with each executive director and bases the amount of compensation on the Committee's determination of the reasonable compensation for that executive director. The members of the Remuneration Committee, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. Based on this experience and review, the Remuneration Committee establishes compensation that it believes to be appropriate for each executive director. Substantially all of the executive directors' annual compensation is paid as salary, although from time to time the Remuneration Committee has awarded substantial bonuses upon completion of significant acquisitions or other transactions that provide material benefits to the Company. During 1998, the Remuneration Committee determined that the executive directors' successful efforts in completing the acquisition and integration of the operations of LaTex Resources, Inc. merited substantial cash bonuses.

REMUNERATION COMMITTEE
M. Philip Douglas
Christopher R.L. Samuelson
John R. Martinson

                             SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the next annual meeting of shareholders of the Company scheduled to be held in December 1999 must be submitted in accordance with the rules of the Commission and received by the Secretary of the Company at the mailing address set forth on the first page of this statement no later than the close of business on October 14, 1999.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED APRIL 30, 1998, INCLUDING THE FINANCIAL STATEMENTS, THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS. WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY, ATTENTION BREE M. STEWART, AT THE COMPANY'S U.S. CORPORATE OFFICES AT 4200 EAST SKELLY DRIVE, SUITE 1000, TULSA, OKLAHOMA 74135.

                           COMPARATIVE TOTAL RETURNS

     The following Performance Graph shows the changes over the past five year period in the value of $100 invested in: (1) the Company's ordinary shares, (2) the NASDAQ Stock Market (U.S. & Foreign) Index, (3) the Standard & Poors Oil & Gas (Exploration & Production) Index. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment of dividends on the respective ex-dividend dates.

                       [PERFORMANCE GRAPH APPEARS HERE]

This graph above assumes $100 invested on April 30, 1993 in the Company's ordinary shares, the NASDAQ Stock Market (U.S. & Foreign) Index and the Standard & Poors Oil and Gas (Exploration & Production) Index, and was plotted using the following data:

                  April 30,  April 30,  April 30,  April,   April 30,  April 30,
                     1993      1994       1995      1996       1997       1998
                  ---------  ---------  ---------  ------   ---------  ---------

Alliance(1)        $ 100(2)    $  64     $  66     $  36    $  23(3)   $   9(4)

NASDAQ Index       $ 100       $ 107     $ 107     $ 142    $ 161      $ 287

S&P O&G Index      $ 100       $  95     $  76     $  71    $  74      $  95

(1) The prices shown are those reported for transactions on the London Stock Exchange and are adjusted for a 1-to-40 reverse stock split effected May 1, 1997.
(2) Trading in the Shares was suspended on this date; the price represents the price at which trading in the Shares was suspended on October 27, 1992.
(3) Trading in the Shares was suspended on this date; the price represents the price at which trading in the Shares was suspended on August 13, 1996.
(4) Trading in the Shares was suspended on this date; the price represents the price at which trading in the Shares was suspended on April 29, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Commission pursuant to Section 16(a).

     Based solely upon information provided to the Company by individual officers, directors and greater than 10% beneficial owners, the Company believes that all of these filing requirements were satisfied by the Company's officers, directors and greater than 10% beneficial owners, except that the following persons were late in filing required forms primarily because of a misunderstanding of the application of the rules to the Company as a result of its not being subject to the Section 16 rules prior to its acquisition of LaTex Petroleum, Inc. on May 1, 1997. Upon discovering the misunderstanding all reports then due were filed. All transactions that were not reported were acquisitions either through the grant of options by the Board of Directors or by purchases on the open market.

         Name of Person         Number of Late Reports    Number of Transactions
                                                                   Not
                                                             Reported Timely

     John A. Keenan                       4                         3

     Paul R. Fenemore                     4                         3

     H. Brian K. Williams                 3                         2

     William J.A. Kennedy                 1                         0

     M. Philip Douglas                    2                         1

     Christopher R.L. Samuelson           1                         0

     Michael E. Humphries                 1                         0

     John R. Martinson                    2                         1



                                       By Order of the Board of Directors,


                                       John A. Keenan
                                       Chairman and Managing Director


Tulsa, Oklahoma
February 10, 1999

PROXY                        ALLIANCE RESOURCES PLC
                                Kingsbury House
                               15-17 King Street
                                London SW1Y 6QU

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John A. Keenan, Francis M. Munchinski and Paul
R. Fenemore, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the ordinary shares of Alliance Resources PLC (the "Company"), held of record by the undersigned at the close of business on March 3, 1999, at the Annual General Meeting of the Company (the "Meeting") to be held on March 5, 1999, and any adjournment thereof.

This proxy, when properly executed and dated, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3 and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting in accordance with Proposal 4.

[X] Please mark votes as in this example. Please mark boxes in blue or black ink.

1. Proposal to receive and adopt the report of the Directors and the audited financial statements for the year ended April 30, 1998.
                         [_] For[_] Against[_] Abstain
2. Proposal to re-elect Michael Humphries as a Director of the Company, who was appointed since the last Annual General Meeting.
                         [_] For[_] Against[_] Abstain

                                    (Continued and to be signed on reverse side)

3. Proposal to appoint KPMG Audit Plc auditors to hold office until the conclusion of the next general meeting at which accounts are laid before the Company at a remuneration to be fixed by the Directors.
                         [_] For[_] Against[_] Abstain
4. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the Meeting or any adjournments thereof.

                                   Please execute the Proxy as your name
                                   appears hereon. When shares are held by
                                   joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   --------------------- ________________, 1999
                                         Signature          Date

                                   --------------------- ________________, 1999
                                         Signature          Date
                                     (if held jointly)

Please MARK, COMPLETE, SIGN and DATE this Proxy and return promptly using the enclosed envelope. To be valid, this form must be completed, signed and returned so that it arrives at the Company's Registrars not later than 10:00 a.m. on March 3, 1999.